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                                                                      EXHIBIT 11

                       3CI COMPLETE COMPLIANCE CORPORATION
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)


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
                                                   FOR THE            FOR THE             FOR THE             FOR THE
                                               THREE MONTHS ENDED THREE MONTHS ENDED  THREE MONTHS ENDED NINE MONTHS ENDED
                                                   JUNE 30,           JUNE 30,            JUNE 30,           JUNE 30,
                                                     1999               1998                1999               1998
                                               ------------------ ------------------  ------------------ -----------------
Weighted average common shares outstanding
  - basic earnings per share                            9,197,325          9,116,026           9,199,432         9,143,519

Common stock issuable upon assumed conversion
  - of stock options and warrant                               --                 --           7,750,000                --
                                               ------------------ ------------------  ------------------ -----------------

Adjusted weighted average common shares
  outstanding - diluted earnings per shares             9,197,325          9,116,026          16,949,432         9,143,519
                                               ================== ==================  ================== =================

Net income                                               (145,130)            36,715             371,270           (63,055)
                                               ================== ==================  ================== =================

Net income per share - basic                                (0.02)              0.01                0.04             (0.01)
                                               ================== ==================  ================== =================

Net income per - share diluted                              (0.02)              0.01                0.02             (0.01)
                                               ================== ==================  ================== =================
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